Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Mark A. Carano
Senior Vice President,
Chief Financial Officer and Treasurer
Insteel Industries Inc.
(336) 786-2141

INSTEEL INDUSTRIES DECLARES REGULAR

QUARTERLY AND SPECIAL CASH DIVIDENDS

MOUNT AIRY, N.C., November 15, 2022 – Insteel Industries Inc. (NYSE: IIIN) today announced that its board of directors declared a regular quarterly cash dividend of $0.03 per share and a special cash dividend of $2.00 per share of common stock payable on December 23, 2022, to shareholders of record as of December 9, 2022.

“Following another year of record financial performance, we are pleased to return capital to our shareholders through the payment of a special dividend. This represents our sixth special dividend of at least $1 per share since 2016. As we look ahead to fiscal 2023, Insteel remains well positioned to fully fund its aggressive capital investment program while maintaining ample financial flexibility to pursue acquisition opportunities, and to acquire Company common shares as appropriate,” commented H.O. Woltz III, Insteel’s President and CEO.

About Insteel

Insteel is the nation’s largest manufacturer of steel wire reinforcing products for concrete construction applications. Insteel manufactures and markets prestressed concrete strand and welded wire reinforcement, including engineered structural mesh, concrete pipe reinforcement and standard welded wire reinforcement. Insteel’s products are sold to manufacturers of concrete products that are used in nonresidential construction. Headquartered in Mount Airy, North Carolina, Insteel operates ten manufacturing facilities located in the United States.

Forward-Looking Statements and Risk Factors

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not descriptions of historical facts are forward-looking statements that are based on our current expectations and may include commentary on our plans, financial position, liquidity, and other business developments. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and we do not undertake and specifically decline any obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect our operations and future results, refer to our reports filed with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended October 1, 2022.

IIIN - D

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1373 BOGGS DRIVE, MOUNT AIRY, NC 27030/PHONE: (336) 786-2141/FAX: (336) 786-2144

WWW.INSTEEL.COM